Exhibit (c)(13)

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Project Baseball Discussion Materials
Goldman, Sachs & Co.
November 4, 2016
Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Discussion Topics
I. Braves Proposal and Market Context
II. Review of Management Plan
A. Analysis of Standalone Management Financial Plan
B. Comparison of Management Plan Relative to Public Expectations
C. Potential Synergies with Braves and Upsides to Management Plan
III. Capital Markets and Shareholder Considerations
IV. Tactics and Timing
Appendix A: Precedent Squeeze-out Analysis
Appendix B: Shareholder Overlap Analysis
Appendix C: Other Supplemental Materials

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
I. Braves Proposal and Market Context

CONFIDENTIAL

Goldman Sachs

Overview of Braves Offer

INVESTMENT BANKING DIVISION

($ in millions, except per share data)

	Standalone		Offer Value Implied By	
	Braves	Royals	20-Oct-16	2-Nov-16
Braves Reference Share Price[1]			$ 58.84	$ 56.51
Value of Stock Offer Per Share (@ 0.5502x Exchange Ratio)			$ 32.37	$ 31.09
Cash Offer Per Share			$ 24.13	$ 24.13
Implied Transaction Share Price[2]	£ 48.03	$ 47.17	$ 56.50	$ 55.22
Premium To Pre Announcement Price (20-Oct-2016)			19.8 %	17.1 %
Illustrative Equity Value	£ 89,758	$ 67,486	$ 80,837	$ 79,004
Enterprise Value[3]	**£ 112,335**	**$ 78,706**	**$ 92,057**	**$ 90,224**
Enterprise Value / LTM EBITDA	14.1 x	13.8 x	16.1 x	15.8 x
Enterprise Value / 2016E EBITDA	12.8	13.2	15.4	15.1
Enterprise Value / 2017E EBITDA	11.4	12.3	14.3	14.1
2016E P / E	19.5 x	20.5 x	24.6 x	24.0 x
2017E P / E	17.3 x	18.5 x	22.2 x	21.7 x
Royals Shareholders Ownership			19.6 %	19.6 %
Braves Shareholders Ownership			80.4 %	80.4 %

Source: Bloomberg, IBES
Note: Multiples based on IBES estimates.
[1] Converted at GBP / USD rate of 1.2250x on 20-Oct-2016, 1.2315x on 02-Nov-2016.
[2] Braves and Royals standalone represents closing price prior to offer announcement.
[3] Calculated from public filings and share count per Royals management. Braves quotes enterprise value of $93bn in proposal.

Braves Proposal and Market Context 3

Goldman Sachs
INVESTMENT BANKING DIVISION CONFIDENTIAL
Value of Braves Proposal and Implied Premiums Over Time
Assumes Fixed $24.13 Cash Per Share | 0.5502x Braves / Royals Exchange Ratio
Royals Trading vs. Braves Offer Value Over Time
$65 30% Brexit
05-Jul-2016 Braves July High of 25%
$60 $54.48 per share
Implied Premium:
10.6% 20%
Q3 Average $56.50
$55 Premium: 17.7% Price
Q2 Average Average Premium: 15.9% Stock
15%
S t Premium: 14.2%
$50
Q1 Average 10%
Premium: 11.0%
$47.17
$45
5%
$40 0%
Oct-2015 Nov-2015 Jan-2016 Feb-2016 Mar-2016 May-2016 Jun-2016 Jul-2016 Sep-2016 Oct-2016
- Royals - Value of Current Braves Offer Offer Premium
Source: CapIQ as of 20-Oct-2016
Offer Premium
Pre-Offer Price Premium:
19.8%
Braves Proposal and Market Context 4

CONFIDENTIAL

Goldman Sachs

Proposed Transaction Multiples Relative to Public Trading and Precedent Transactions

INVESTMENT BANKING DIVISION

Implied by Braves Offer

LTM EV / EBITDA
15.4 x [2]

NTM EV / EBITDA
14.7

NTM P / E
22.7 x

2017E P / E
22.2 x

NTM Price / Earnings



25x
20x
15x
10x
5x
Oct-2006
Jun-2008
Feb-2010
Oct-2011
Jun-2013
Feb-2015
Oct-2016
18.8 x
18.7 x
16.6 x

Average	3M	YTD	3Y	5Y	10Y
Royals	19.4 x	20.2 x	18.2 x	16.5 x	14.1 x
Braves	18.3	17.7	16.3	15.6	14.4
Tobacco Peers[1]	19.9	20.0	17.1	16.1	14.9

Precedent Transactions EV / EBITDA Multiples

BAT Acquisition Souza Cruz
15.1x [3]

RAI Acquisition Lorillard
12.8 x [3]

Altria Acquisition UST
12.0 x [3]

Imperial Acquisition of Altadis
14.2 x [3]

Japan Tobacco Acquisition Gallaher
12.2 x [3]

NTM EV / EBITDA



20x
15x
10x
5x
0x
Oct-2006
Jun-2008
Feb-2010
Oct-2011
Jun-2013
Feb-2015
Oct-2016
12.4 x
12.3 x
11.6 x
Royals
Braves
Tobacco Peers[1]

Average	3M	YTD	3Y	5Y	10Y
Royals	12.7 x	13.1 x	11.7 x	10.5 x	8.8 x
Braves	12.2	11.6	10.3	9.7	9.1
Tobacco Peers[1]	13.0	13.3	12.0	11.0	10.3

Source: IBES, Bloomberg, Market data as of 20-Oct-2016

[1] Tobacco Peers include Altria, Imperial Brands, ITC, Japan Tobacco and Philip Morris. [2] Pro forma for Lorillard run rate cost and revenue synergies. [3] Synergized adjusted LTM multiples were 15.1 x (BAT/ Souza Cruz), 9.3 x (RAI / LO), 9.6 x (MO/ UST), 11.2 x (Imperial / Altadis) and 11.5 x (Japan Tobacco / Gallaher).

Braves Proposal and Market Context

5

Goldman Sachs INVESTMENT BANKING DIVISION CONFIDENTIAL Dissecting Braves’ Trading Value Over Time Braves Enterprise Value ($bn)1 $ 132.5 2011-2015 $ 126.0 CAGR $ 117.2 $ 118.3 $ 13.2 $ 111.8 $ 8.0 4.4% $ 106.0 $ 8.4 $ 9.4 $ 6.1 $ 8.5 $ 11.3 $ 27.7 $ 28.4 7.0% $ 9.6 $ 14.5 $ 10.0 29.0% 0.1% $ 89.9 $ 93.7 $ 97.6 $ 94.4 $ 90.4 $ 91.0 31-Dec-11 31-Dec-12 31-Dec-13 31-Dec-14 Royals / LO 31-Dec-15 Current Braves Enterprise Value (£bn) £ 68.2 £ 68.8 £ 70.8 £ 75.9 Transaction £ 85.5 £ 108.2 5.8 % Braves invested Core Business Royals ITC $4.7bn to retain 42% ownership stake in Royals Share Price Performance of Braves Over Time³ 200% Performance (%) 3M 6M 1Y Royals (9.9)% (3.8)% (1.0)% Brexit Braves 0.1% 12.6% 26.4% 150% Braves Adjusted 0.7% 10.4% 27.0% 10.8% 46.8 % ITC 0.2% 9.8% 26.4% 37.2% 18.4% 100% 50% 0% Jan-2015 Apr-2015 Jul-2015 Oct-2015 Jan-2016 Apr-2016 Jul-2016 Oct-2016 Royals Braves Braves Adjusted¹ ITC Indexed Price Source: Capital IQ, Company Filings as of 20-Oct-2016 ¹ Currencies converted to USD at historical, FX rate at dates shown. ² 42% stake in Royals and 30% stake in ITC removed from Braves share price. ³ Braves share price in USD, Braves, ITC and Braves Adjusted in GBP. Braves Adjusted equals Braves share price minus value of Braves stake in Royals and ITC. Braves Proposal and Market Context 6

Goldman Sachs INVESTMENT BANKING DIVISION CONFIDENTIAL Relative Sizing of Largest Listed Tobacco Players
Enterprise Value $ 177 bn Excludes 10% ownership of ABI ($28bn) $ 102 bn Excludes 42% ownership of Royals ($28bn) & 30% ownership of ITC ($13bn) $ 91 bn $ 79 bn $ 78 bn China National Tobacco Represents the World’s Largest Private Tobacco Company with Estimated Annual Volumes of 2.4tn sticks $ 62 bn $ 41 bn PHILIP MORRIS ALTRIA BRITISH AMERICAN TOBACCO RAI JT IMPERIAL BRANDS Valuation Size & Growth Financial Statistics Equity Value - Adjusted($bn) $ 150 $ 93 $ 68 $ 67 $ 73 $ 45 $ 43 Net Debt / 2016E EBITDA 2.3 x 1.0 x 3.2 x 1.9 x 0.7 x 3.7 x (0.8)x Credit Ratings A/A2 A-/A3 A-/A3 BBB/Baa3 AA-/Aa3 BBB/Baa3 NA/NA 2016E Revenue ($bn) $ 27 $ 19 $ 18 $ 12 $ 21 $ 10 $ 6 2016E EBITDA Margin 44.0% 48.3% 39.6% 47.9% 34.0% 46.8% 38.1% 2016-18E Revenue CAGR 5.7% 1.9% 6.2% 4.0% 2.4% 4.6% 10.4% 2017E EV/EBITDA 13.8 x 10.3 x 11.4 x 12.3 x 11.0 x 12.2 x 15.7 x 2017E P/E 19.3 x 18.4 x 17.3 x 18.5 x 16.7 x 13.6 x 24.1 x Dividend Yield 4.4% 3.9% 3.2% 3.9% 3.3% 3.8% 3.6 % Source: Company filings, IBES, Cap IQ, as of 20-Oct-2016, Euromonitor Assumes currency conversion for USD/ GBP of 1.22, USD/ JPY of 0.010, USD/ INR of 0.015. 7

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
II. Review of Management Plan

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Summary of Financial Analysis Completed To Date
A Analysis of Standalone Management Financial Plan
— Drivers of revenue growth and outlook (including pricing, volume growth and R&D)
— Margin profile (LO synergies, cost savings programs, NPM impacts, SG&A efficiencies)
— Balance Sheet (existing debt obligations, pension liabilities, MSA accruals, cash management)
— Tax (major items impacting book and GAAP rates)
— Cash Flow (capital expenditures, working capital, dividend payouts, expected share repurchase)
B Comparison of Management Plan Relative to Public Expectations
— Analyst consensus estimates for revenue and earnings growth
— Expectations for EPS progression and dividend payout
— Growth outlook relative to public Tobacco peers
— Margin and return of capital relative to public Tobacco peers
C Review of Potential Synergies
— Operational synergies (R&D consolidation, purchasing power, “best practices”, etc.)
— Overhead savings (corporate overlap, public company costs, etc.)
— Financial synergies (consolidation and refinancing opportunities)
— Structuring tax efficiencies (utilization of intercompany debt, elimination of dividend/return of capital tax, debt migration)
— Additional operational tax efficiencies (migration of R&D, global leaf sourcing, allocation of overheads)
— Potential Royals cash and liability management to optimize cash flow and interest savings
Review of Management Plan 9

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
A. Analysis of Standalone Management Financial Plan

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
A Key Management Plan Assumptions
Revenue Growth
Gross and Operating Margins
Other Income Statement Items
Cash Flows
◾ Revenue expands by 5.0% per annum during the projection period driven primarily by pricing and product innovation ◾ Growth is partially offset by decreases in industry-wide cigarette sales volume ◾ Market share at Newport, Camel and Santa Fe is anticipated to increase by ~0.3%, ~0.1% and 0.3%, respectively offsetting, some of this decline in overall cigarette volumes ◾ Moist share is also increasing as Grizzly brand ramps towards ~33% share of total industry shipments
◾ Assumes gross margin expansion from 61.6% in 2016 to 64.8% in 2021 ◾ Assumes EBITDA margin expansion from 47.9% in 2016 to 54.7% in 2021
◾ Margin expansion driven primarily by pricing, as well as other operational efficiencies within both COGS and SG&A, the ramp of synergies from LO (fully run-rate at beginning of 2017) and improved scale on the innovation initiatives ◾ MSA payments increase as a % of revenue in the projection period due to the expiration of the MSA credits at the end of 2016
◾ Interest expense remains relatively consistent during the projection period ($632mm of Non-operating expenses in 2016 as compared to $646mm in 2021) ◾ Tax rate is assumed to be ~36.5% which is consistent with historical levels ◾ Pension plan is anticipated to generate income during the projection period as plan is well funded and returns exceed the discount rate
◾ Targets 80% dividend payout ratio during the projection period and $2bn share repurchase program (weighed most heavily to Q4 2016 and Q1 2017) to offset the expiration of the NPM credits – Assumes $1bn of annual repurchases starting in 2019 (post expiration of current program) ◾ Run-rate capital expenditures are anticipated to be $150mm – higher in 2016 and 2017 because of spending on the LO integration and of IT system upgrades ◾ Net working capital is a source of cash because of the timing of MSA payments (amounts are accrued throughout the year and subsequently paid in April of subsequent year)
Source: Royals Management
Review of Management Plan 11

CONFIDENTIAL

Goldman Sachs

Ⓐ Detail of Expected Near-Term Profitability

INVESTMENT BANKING DIVISION

Expected Q4 2016 Profitability Improvements



$5,596
$211
$53
$15
$12
$30
$(14)
$(20)
$(4)
$5,880
LTM EBIT 30-Sep-2016
Pricing
Coupons & Returns
LO Synergy Ramp
SG&A Savings
MSA / FET / FDA Fees
Volume / Mix
Discounting & Promotions
Other
2016 EBIT
1
2
3
4
5
6
7
8

Expected Drivers of 2017 Profitability Improvements



$5,880
$780
$126
$114
$(444)
$(70)
$(64)
$(81)
$(58)
$6,181
2016 EBIT
Pricing
SG&A Savings
LO Synergy Ramp
MSA / FET / FDA Fees
Discounting & Promotions
Volume / Mix
Coupons & Returns
Other
2017 EBIT
1
4
3
5
7
6
2
8

Source: Royals Management

Key Drivers

1. **Pricing** – Assumes price increase in Jun-2016 + Dec-2017
2. **Coupons & Returns** – Represents Coupons, Returns, Equity, Merchandising and Selling
3. **LO Synergy Ramp** – Based on run-rate 2017 amounts
4. **SG&A Savings** – Represents G&A, Bonus, Law, Allocations, Franchise Tax and R&D Savings
5. **MSA / FET / FDA Fees** – Assumes MSA cliff at beginning of 2017
6. **Volume / Mix** – Primarily decreases in volumes due to declines in overall market (Royals is gaining market share)
7. **Discounting & Promotions** – Additional discounting is offset by less promotional pricing
8. **Other** – Includes Contract Manufacturing, ELT and Specialty Markets

Review of Management Plan 12

CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

A Royals Longer-term Growth Outlook

($ in millions, except per share data)

	Per Royals Management							
Income Statement	**2015A**	**2016F**	**2017F**	**2018F**	**2019F**	**2020F**	**2021F**	**'16F - '21F**
Net Sales	$ 10,675	$ 12,529	$ 13,009	$ 13,621	$ 14,331	$ 15,095	$ 15,909	4.9 %
% Growth	*26.0 %*	*17.4 %*	*3.8 %*	*4.7 %*	*5.2 %*	*5.3 %*	*5.4 %*	
MSA, TQBO & FDA Payments	(2,678)	(2,925)	(3,321)	(3,447)	(3,637)	(3,740)	(3,834)	
% Sales	*(25.1)%*	*(23.3)%*	*(25.5)%*	*(25.3)%*	*(25.4)%*	*(24.8)%*	*(24.1)%*	
EBITDA	**$ 4,560**	**$ 6,003**	**$ 6,313**	**$ 6,877**	**$ 7,329**	**$ 8,026**	**$ 8,696**	**7.7 %**
% Margin	*42.7 %*	*47.9 %*	*48.5 %*	*50.5 %*	*51.1 %*	*53.2 %*	*54.7 %*	
Operating Income	$ 4,438	$ 5,880	$ 6,181	$ 6,736	$ 7,190	$ 7,880	$ 8,548	7.8 %
% Margin	*41.6 %*	*46.9 %*	*47.5 %*	*49.5 %*	*50.2 %*	*52.2 %*	*53.7 %*	
EPS	**$ 1.98**	**$ 2.31**	**$ 2.53**	**$ 2.78**	**$ 3.01**	**$ 3.34**	**$ 3.69**	**9.8 %**
DPS	1.25	1.65	1.99	2.16	2.37	2.59	2.85	
Cash Flow								
D&A	$ 122	$ 123	$ 132	$ 141	$ 139	$ 146	$ 148	
NWC, Pension & Other	(5,237)	(65)	43	(191)	(70)	(40)	228	
CAPEX	(174)	(229)	(255)	(189)	(150)	(150)	(150)	
% of Sales	*1.6 %*	*1.8 %*	*2.0 %*	*1.4 %*	*1.0 %*	*1.0 %*	*0.9 %*	
Share Repurchase	(124)	(752)	(789)	(852)	(1,000)	(1,000)	(1,000)	
Dividends	(1,583)	(2,359)	(2,811)	(3,030)	(3,275)	(3,553)	(3,873)	
Borrowing / (Repayment)	8,525	(4,150)	(500)	1,350	350	(1,121)	-	
Balance Sheet								
Cash	$ 2,567	$ 1,204	$ 600	$ 1,733	$ 1,882	$ 747	$ 1,111	
Debt	17,447	13,166	12,586	12,518	12,822	13,040	13,056	

- Sales growth driven by price realization and gains in market share → Net Sales
- $250mm NPM cliff in 2017; $100mm NPM cliff in 2019 → MSA, TQBO & FDA Payments
- Margin improvement driven by innovation scale and synergy realization → EBITDA; Operating Income
- EPS growth driven by share repurchase, margin improvement → EPS
- Higher in '16-'17 due to LO integration and other CAPEX $150mm run rate → CAPEX
- $2bn current share repurchase plan; $12bn maximum repurchase to hit Braves cost basis → Share Repurchase
- Targeting 80% payout ratio, February announcement going forwards → Dividends
- Target $1.3bn minimum liquidity (including $2bn RCF) → Debt

Source: Royals Management

Review of Management Plan

13

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
B. Comparison of Management Plan Relative to Public Expectations

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
B Comparison of Management Projections vs. Wall Street Research Estimates
($ in millions, except per share data)
Management IBES Variance
‘16-‘18 ‘16-‘18 ‘16-‘18
2016 2017 2018 CAGR 2016 2017 2018 CAGR 2016 2017 2018 CAGR
Sales $ 12,529 $ 13,009 $ 13,621 4.3% $ 12,463 $ 13,013 $ 13,473 4.0% $ 66 $(4) $ 148 0.3%
% Growth 17.4% 3.8% 4.7% 16.8% 4.4% 3.5% 0.6% (0.6)% 1.2%
EBITDA $ 6,003 $ 6,313 $ 6,877 7.0% $ 5,968 $ 6,420 $ 6,797 6.7% $ 35 $(107) $ 80 0.3%
% Margin 47.9% 48.5% 50.5% 47.9% 49.3% 50.5% 0.0% (0.8)% 0.0%
EPS $ 2.31 $ 2.53 $ 2.78 9.8% $ 2.30 $ 2.55 $ 2.76 9.5% $ 0.01 $(0.02) $ 0.02 0.3%
% Growth 16.6% 9.8% 9.8% 16.2% 10.9% 8.2% 0.4% (1.1)% 1.6%
DPS $ 1.65 $ 1.99 $ 2.16 14.4% $ 1.76 $ 2.03 $ 2.21 12.1% $(0.11) $(0.04) $(0.05) 2.3%
% Payout 71.5% 78.6% 77.6% 76.5% 79.6% 80.1% (5.0)% (1.0)% (2.4)%
Source: Royals Management, IBES as of 20-Oct-2016 (date of “undisturbed” price)
Review of Management Plan 15

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
B Review of Royals and Braves Expected Growth
Relative to Peers
2016 – 2018 Revenue Growth
10.4% Median: 4.6%
8.4%
5.7%
4.3% 4.0% 4.6%
2.4% 1.9%
Royals Royals Braves ITC PM IMB JT MO
Management IBES Projections
Projections
2016 – 2018 EBITDA Growth
11.6% Median: 6.0%
9.6% 9.2%
7.0% 6.7%
6.0%
5.1%
2.2%
Royals Royals Braves ITC PM IMB MO JT
Management IBES Projections
Projections
2016 – 2018 EPS Growth
12.6% 11.9% Median: 9.5%
9.8% 9.5% 9.8% 9.5%
8.7%
5.4%
Royals Royals Braves ITC PM MO IMB JT
Management IBES Projections
Projections
Source: Royals Management; IBES, Market data as of 20-Oct-2016
Review of Management Plan 16

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
B Review of Royals and Braves Margins and
Capital Return Relative to Peers
2017 Gross Margin
76.1% Median: 60.3%
60.7% 61.1% 65.5% 62.6%
60.3% 60.1% 58.8%
Royals Royals Braves 1 PM ITC 1 JT MO IMB
Management IBES Projections
Projections
2017 EBITDA Margin
Median: 9.5%
48.5% 49.3% 50.2% 47.7%
45.5%
39.9% 38.4% 33.7%
Royals Royals Braves MO IMB PM ITC JT
Management IBES Projections
Projections
Annualized Dividend Payout Ratio
Median: 80.7%
96.5% 91.4% 80.7%
80.0%
71.5%
63.3% 57.2%
55.0%
Royals Royals Braves ITC PM MO IMB JT
Management IBES Projections
Projections
Source: Royals Management; IBES, Market data as of 20-Oct-2016
¹ Braves’ and ITC gross margin forecast only includes cost of raw materials and consumables.
Review of Management Plan 17

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
C. Potential Synergies with Braves and Upsides to Management Plan

CONFIDENTIAL

Goldman Sachs

C Management Preliminary View of Potential Synergies
($ in millions)

INVESTMENT BANKING DIVISION

Item	Expected Savings	% of Sales	Commentary
Operational			
Workforce (1)	$ 70	0.6 %	■ Reduction in LTIP program from integration into Braves, 15% reduction in annual bonuses
R&D Synergies	40	0.3 %	■ Consolidation of South Hampton R&D Facility
Manufacturing Synergies	20 - 40	0.2 % - 0.3 %	■ Transferred production of 20bn sticks to Tobaccoville
Procurement Synergies	15 - 30	0.1 % - 0.2 %	■ Procurement synergies from reduction in duration of inventory
Other (2)	25	0.2 %	■ Vapor synergies, closure of Braves Louisville locaton, elimination of BCA costs and Nic AB
Estimated Operational Synergies	**$170-$205**	**1.4 % - 1.6 %**	
Overhead			
Leadership/Structure Efficiencies	$ 31	0.2 %	■ Headcount reductions and other efficiencies at corporate office
Information Management (10% - 20%)	10 - 20	0.1 % - 0.2 %	■ IT savings post-integration from consolidation of existing systems onto shared platform
Board Costs	16	0.1 %	■ Board compensation and annual meeting costs
Marketing	15	0.1 %	■ 5% reduction in expenses in the marketing function
Corporate Services	11	0.1 %	■ Finance, audit, communications and business development
Public Company	8	0.1 %	■ SEC Law, investor relations, annual meeting/ proxy and stock exchange listing
Estimated Overhead Synergies	**$91-$101**	**0.7 % - 0.8 %**	
Estimated Total Operational Synergies	**$261-$306**	**2.1 % - 2.4 %**	
Financial			
Refinance $5B Royals Debt @ 200bps Lower	$ 100	0.8 %	■ Potential interest savings from refinancing existing Royals debt at Braves
Reduced Amortization of Intangibles	24	0.2 %	■ Treatment of amorization and potential revaluation of intangibles upon change-in-control
Cash Returns (Incremental) Treasury	10	0.1 %	■ Combined treasury function, incremental 100 bps savings on holdings over $1bn
Estimated Financial Synergies	**$ 134**	**1.1 %**	
Estimated Total Synergies	**$395-$440**	**3.2 % - 3.5 %**	

Source: Management Projections
(1) Includes savings from the roll back of LTIPs in year 1 ($55mm) and annual bonus savings ($15mm).
(2) Includes Vapor synergies ($10mm), closure of Braves Louisville location ($8mm), elimination of BCA costs ($5mm) and Nic AB savings ($2mm).

Review of Management Plan 19

CONFIDENTIAL

Goldman Sachs

C Potential Upside from Operational Synergies ($ in millions)

INVESTMENT BANKING DIVISION

Category	Initial Range	Best in Class/ Potential Upside	Estimated Total	% of Sales
■ **Operational** — Represents R&D from consolidation of Braves facility into Royals' existing footprint ($40mm), procurement synergies from increased buying power on leaf and packaging ($15-$30mm) and manufacturing synergies from potential consolidation of Braves Mexico production into the US ($20-$40mm) — Includes $55mm in savings from the roll back of LTIPs in year 1 and $15mm in reduced annual bonus — Other operational synergies include vapor savings and other redundancies with Braves — **Potential Upside** - Assumes incremental $20-$85mm of operational savings from the application of "best-in-class" principles across Royals and Braves footprint	$170 - $205	$20 - $85	$190 - $290	1.5% - 2.3%
■ **Overhead** — Represents Leadership/Structural efficiencies & Human Resources of $31mm, public company costs of $8.4mm, shared Corporate Services (finance, audit, communications, business development) of $11mm, IT ($10-$20mm), Marketing ($15mm) and Board costs ($16mm), — **Potential Upside** Assumes incremental $10-$40mm of overhead savings from the application of "best-in-class" principles across Royals and Braves footprint	$91 - $101	$10 - $40	$101 - $141	0.8% - 1.1%
Total Operational Synergies	**$261 - $306**	**$30 - $125**	**$291 - $431**	**2.3% - 3.4%**
■ **Financial** — Assumes $100mm of savings from re-financing $5bn Royals debt @ 200bps lower — Reduced Amortization of Intangibles ($24mm) and incremental cash returns from consolidated treasury operations ($10mm) — **Potential Upside –** There is likely additional opportunity from interest savings as Braves would have consistent access to global markets (Euro organic coupons are 180-240bps cheaper than USD)	$134	$0 - $20	$134 - $159	1.1% - 1.3%
Total Synergies	**$395 - $440**	**$30 - $145**	**$425 - $590**	**3.4% - 4.7%**

Source: Royals Management

Review of Management Plan

20

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
C Analysis of Synergies in Precedent Transactions
Announced Synergies Precedent Tobacco Transactions
15.6%
13.7%
12.0%
7.0%
Management 4.6 % Median: 4.7% 4.7%
forecasts 3.4%
to 4.7% in
synergies 2.4% 2.5%
0.9%
Imperial / BAT / RJR / JT / Reynolds / Imperial / BAT / BAT / Reynolds /
Reemtsma ETI Brown& (2006) Conwood Altadis Skandinavisk Tekel Lorrilard
(Mar-2002) Jul-2003) Williamson Gallaher (Apr-2006) (Mar-2007) (Feb-2008)¹ (Feb-2008)¹ (Jul-2014)
(Oct-2003)¹
Transaction Value ($bn) $5.1 $2.5 $6.2 $18.5 $3.5 $22.4 $4.1 $1.7 $27.6
Breakdown of Announced Synergies in Precedent Transactions
IMT / Reemtsma IMT / Altadis
Production &
Purchasing Corporate and
21% Production &
Sales and Regional
Purchasing
Marketing 28%
47% 40%
Corporate and
Regional
Sales and
32%
Marketing
33%
InBev / Anheuser Busch AB InBev / SAB Miller
Best
Practice
Sharing
20% Corporate and Other
Regional 38% COGS &
Process and 35% G&A
Engineering 48%
20%
Brewery and
Distribution
Efficiencies
25% China
4%
Overhead
10%
Source: SDC, Press Releases and Public Filings Note: Date indicates announcement of transaction.
¹ Do not have sales data so assumes EBITDA margin of 34.6%.
Review of Management Plan 21

CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

C Summary of Outside in Assumptions on Potential Tax Synergies

Structuring Tax Efficiencies

Category	Estimated Range ($mm)
■ **Intercompany Debt** — *Cash Consideration x Intercompany Interest Rate x Domestic Tax Rate* — ~$20bn cash consideration at a 6.0% - 8.0% intercompany interest rate and 35% tax rate	$420 - $560
■ **Loss of tax on dividend and share repurchase** — *6.0% tax paid by Braves on existing Royals dividend* — 42% of ~$2.6bn-3.0bn in 2017 dividends payed by Royals — 42% of ~$700-$900mm in 2017 share repurchase	$80- $100
■ **Shifting Royals Debt to Braves** — *Foreign Debt x Interest Rate x Foreign Tax Rate* — ~$5bn debt between current 5.0% and new 3.0% interest rate and 20% UK tax rate	$30 - $50
Total	**$530 - $710**

Operational Tax Efficiencies

Category	Estimated Range ($mm)
■ **Shifting Braves R&D to US** — Current R&D facilities operations could be relocated to the US' higher tax jurisdiction — Assumes that 40% - 75% of Braves total R&D of £148mm can be shifted to the U.S. resulting in a 15% greater tax shield (assumed 35% deduction in U.S. vs. 20% estimated existing deduction)	$10-$25
■ **Purchasing International Leaf From Braves** — ~50% of Royals leaf purchased ex-US — Braves charges its subsidiaries cost + 10% which could provide additional US tax shielding	$0-$5
■ **Allocation of Braves Overhead to US** — Opportunities to shift Braves' overhead allocations to high US tax jurisdiction — Assumes shifting of ~10-20% of Braves' headcount costs of ~ £2bn to U.S. resulting in a 15% greater tax shield (assumed 35% deduction in U.S. vs. 20% estimated existing deduction)	$40-$70
Total	**$50 - $100**

Source: Royals Management

Review of Management Plan

22

CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

C Detailed Quarterly Royals Management Cash Flow Projections

($ in millions, except per share data)

Cash Efficiencies in Relation to a Braves Transaction

- Current Royals dividend structure pays ~$1,400mm to outside shareholders, new Braves shares issued represent ~$850mm, a net savings of **~$650mm**
- Decrease offshore leaf inventory from 2 years to 1: **~$140mm**
- Ability to utilize trapped offshore cash: **~$350mm**
- Elimination of **$85mm** manufacturing payment due to Royals in 2017
- Opportunity to leverage timing of Royals MSA payment to drive better cash management

Total potential cash efficiencies of $1.5bn+

Royals dividend relative to Braves dividend needs to be evaluated relative to timing of 2017 transaction closing

	2016				2017			
	Q1A	Q2A	Q3A	Q4F	Q1F	Q2F	Q3F	Q4F
Net Income	$ 720	$ 827	$ 875	$ 875	$ 800	$ 917	$ 930	$ 930
Depreciation/Amortization	30	31	30	32	33	32	34	33
Deferred Income Tax Expense	75	29	68	64	106	31	(78)	(78)
NWC Δ (1)	2,449	(2,678)	52	(107)	1,073	(1,961)	920	210
Other (2)	2,898	(51)	173	(291)	(16)	(31)	(96)	(37)
Operating Cash Flow	**$ 6,172**	**$(1,842)**	**$ 1,198**	**$ 573**	**$ 1,996**	**$(1,012)**	**$ 1,710**	**$ 1,058**
Debt Issuance/(Repayment)	$(3,616)	$(8)	$(500)	$ 0	$ 0	$ 0	$(500)	$ 0
Capital Expenditures	(43)	(50)	(54)	(82)	(65)	(53)	(72)	(65)
Share Repurchase	(125)	(24)	(75)	0	0	0	0	0
Dividends Paid	(514)	(599)	(589)	(589)	(589)	(589)	(589)	(589)
Change in Cash	**$ 1,874**	**$(2,523)**	**$(20)**	**$(98)**	**$ 1,342**	**$(1,654)**	**$ 549**	**$ 404**
Ending Cash Balance	**$ 4,441**	**$ 1,918**	**$ 1,898**	**$ 1,800**	**$ 3,142**	**$ 1,487**	**$ 2,036**	**$ 2,440**
Royals Dividend	$ 514	$ 599	$ 589	$ 589	$ 589	$ 589	$ 589	$ 589
Royals DPS	**$ 0.36**	**$ 0.42**	**$ 0.41**	**$ 0.41**	**$ 0.41**	**$ 0.41**	**$ 0.41**	**$ 0.41**
Braves Dividend		$ 2,389	$ 1,168			$ 2,717	$ 1,332	
Braves DPS	**$ 0.00**	**$ 1.28**	**$ 0.63**	**$ 0.00**	**$ 0.00**	**$ 1.46**	**$ 0.72**	**$ 0.00**
		Paid 5-May to Holders as of 18-Mar	Paid 28-Sep to Holders as of 19-Aug			Historically Paid in May to Holders as of Mar	Historically Paid in Sep to Holders as of Aug	

Assumes share repurchase and dividend increases suspended

Source: Royals Management, Wall Street Research

Note: Assumes final 2016 dividend represents 67% of total forecast 2017 dividend while interim 2017 dividend represents 33% of total forecast 2017 dividend.

[1] Includes inventories, MSA changes in NWC.

[2] Includes, restructuring, interest rate, gains / losses on sale of assets, proceeds from short term investments, pension / postretirement and other.

Review of Management Plan

23

CONFIDENTIAL

Goldman Sachs | INVESTMENT BANKING DIVISION

C Preliminary Braves Accretion / Dilution and Incremental Capacity to Pay

Based on Royals Management Forecasts & Wall Street Research on Braves

	Current Offer - $ 56.50 Per Share	Illustrative 10 % Offer Increase - $62.15 Per Share: Cash Increase	50% Cash / 50 % Stock Increase	Stock Increase
Cash / Share	$ 24.13	$29.78	$26.96	$ 24.13
Exchange Ratio	0.5502 x	0.5502 x	0.5982 x	0.6462 x
2018 Accretion (Including $400mm Synergies)	5.2 %	4.4 %	2.9 %	1.7 %
2016 Adj Debt / EBITDA[1]	4.3 x	4.6 x	4.5 x	4.3 x
Preliminary Estimated Credit Rating	High-BBB	Mid-BBB	Mid-BBB	High-BBB
2018 Accretion With $600mm Additional Tax Synergies		11.0 %	9.4 %	8.1 %

Source: Wall Street Research, CapIQ as of 20-Oct-2016

Note: Assumes interest rates of 2.00%, 2.05% and 2.10% at 4.3x, 4.5x and 4.6x leverage levels respectively, $400mm stated synergies fully implemented in 2018. Additional synergies accretion represents illustrative estimate of $600mm in additional post-tax synergies and other tax efficiencies. Assumes GBP / USD FX rate of 1.225. Assumes $1.5bn existing cash used in transaction and financing fees of 1% of new debt issued. Assumes additional pre-tax pension expense of $160mm to be realized under IFRS vs GAAP reporting.

[1] For Adjusted Leverage calculation, LTM EBITDA adjusted $41mm per Moody's and $155mm for run rate Lorillard synergies. Debt adjusted $2,018mm for pension per Moody's.

Review of Management Plan 24

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
III. Capital Markets and Shareholder Considerations

CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

This Deal Has Caught the Market's Attention

Significant Trading Volume In Both Stocks Since Announcement of Proposal

Significant Excess Volume in Both Stocks Since Braves Went Public with Offer

Royals Trading Volume


Multiple of 3m ADTV
Royals
Typical Target
20.4 x
17.8 x
3.8 x
10.7 x
3.5 x
8.0 x
2.5 x
6.2 x
2.2 x
4.8 x
1.7 x
5.2 x
1.5 x
5.0 x
1.9 x
4.6 x
1.6 x
4.1 x
Day 1 (Annc)
Day 2
Day 3
Day 4
Day 5
Day 6
Day 7
Day 8
Day 9

Braves Trading Volume


Multiple of 3m ADTV
Braves
Typical Acquirer
6.2 x
4.7 x
3.8 x
3.4 x
2.5 x
2.4 x
2.3 x
2.0 x
2.9 x
1.7 x
2.7 x
1.5 x
1.9 x
1.4 x
1.5 x
1.4 x
1.4 x
1.4 x
Day 1 (Annc)
Day 2
Day 3
Day 4
Day 5
Day 6
Day 7
Day 8
Day 9

US Investors Have Driven An Increasing Amount of Braves Volume Since Announcement

Braves Trading Volume on LSE During NYSE Hours


Multiple of 1m ATV
9:30 AM - 11:30 AM ET
8.1 x
3.2 x
2.0 x
2.8 x
1.9 x
2.4 x
1.1 x
1.0 x
1.1 x
Day 1 (Annc)
Day 2
Day 3
Day 4
Day 5
Day 6
Day 7
Day 8
Day 9

% of Braves Trading Volume from Ordinary Shares vs. ADR


Announcement
100%
80%
60%
40%
20%
0%
1-Jul-16
1-Aug-16
30-Aug-16
28-Sep-16
26-Oct-16
56%
44%
BATS % (Ord)
BTI % (ADR)

Source: Bloomberg; market data as of 1-Nov-16

Note: (1) One month and three month average trading volumes are as of the undisturbed date (20-Oct-16). (2) "Typical Target" and "Typical Acquirer" ADTVs calculated based on mixed consideration deals >$1bn involving a North American company and public target announced since 2009.

Capital Markets and Shareholder Considerations 26

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Different Types of Investors Are Positioning in
Different Ways
Current Holder Decision Tree (Simplified)
Current Royals Holder Will The Deal Close?
Current Braves Holder Will The Deal Close?
Yes
Will the Deal Create Value for Braves?
Yes
No
No /
Don’t Know
Yes
Are you Comfortable Holding Royals if Deal Fails?
Do you Want to Retain Exposure to Braves?
Yes
No
Yes
No
No /
Don’t Know
Directional Stock Price Influence Braves Royals
Hold Braves and Buy
Royals
Hold Braves and
Buy More Braves
Sell Braves
Hold Braves
Hold Royals and
Buy More Royals
(effectively
reinvest cash)
Sell Royals Now /
Through Closing
Sell / Reduce Royals
Indicates Largest Influence on Share Price
Capital Markets and Shareholder Considerations 27

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Different Types of Investors Are Positioning in Different Ways
Non-Holder Decision Tree (Simplified)
Type of Risk Exposure Sought
Only “Merger” Risk
Braves
“Equity”
Risk (Inc. “Merger” Risk)
Will the Deal Close and Increase
Braves’
Equity Value?
Yes
No
If The Deal Fails, Which Stock Would I Rather Be Left Holding?
Royals
Are You Able to Short Stock?
Braves
No
Yes
Are You Able to Short Stock?
Yes
No
Will the
Merger
Close?
No
Yes
Directional Stock Price Influence Braves Royals
Buy Royals Buy Braves Do Nothing Short Braves
Short Arb Spread Short Royals and Buy 0.5502 Braves
Long Arb Spread Buy Royals and Short 0.5502 Braves
Do Nothing
Indicates Largest Influence on Share Price
Capital Markets and Shareholder Considerations 28

CONFIDENTIAL

Goldman Sachs

What Can Be Inferred From Royals' Stock Price

Royals Stock Trades With An Arb Spread

INVESTMENT BANKING DIVISION

Background on Arb Spread

- The arb spread is the difference between the per share value of a bid and the target's current market price
  - Often expressed as a percentage return on target's current market price
  - Typically annualized based on an assumed closing date for comparability purposes
- Targets that are subject to an offer made at a premium tend to trade at a discount to the offer price
  - Size of this "spread" is a reflection of the market's view that the deal may fail and target's stock will revert to the undisturbed price
- The proportion of the premium that is currently priced into the stock is an indicator of the probability of closing
- In fixed ratio stock deals, the premium being offered moves with the acquirer's stock price, so arbitrage investors looking to isolate deal risk sell short the acquirer's stock in the amount of the exchange ratio
  - This provides a perfect "hedge" for any acquirer stock price underperformance through closing

Simplified Illustration of Arb Spread and Implied Probability



Bid Value
$ 100
Market Price $95
Premium $50
Undisturbed Stock Price
$ 50

Key Calcs:

Gross Spread ($):
$100 – $95 = $5

Gross Spread (%):
$5 / $95 = ~5%

Annualized Spread (6 mo. to close): ~10%

Implied Probability:
$45 / $50 = 90%

Royals Spread vs. Selected Currently Pending Mergers with Agreed Contracts

Risk	Category	Target / Acquirer	Comments	Annualized Spread	Implied Probability of Closing
		Royals / Braves	**Very limited regulatory risk**	**5 %**	**81 %**
High Risk	Other	NetSuite / Oracle	Some NetSuite shareholders publicly oppose deal	nm	8
High Risk	Regulatory	Rite Aid / Walgreens	Expected to require large divestitures to appease regulators	289	11
High Risk	Regulatory	Monsanto / Bayer	Viewed as highly concentrated industry	32	31
High Risk	Regulatory	Time Warner / AT&T	Expected to face strong anti-trust opposition	17	36
Low Risk		CST Brands / Couche-Tard	All cash, no obvious competition issues	6	96
Low Risk		Fleetmatics / Verizon	All cash, 40% premium, large buyer	1	99

Source: FactSet, Bloomberg; market data as of 1-Nov-16
Note: NetSuite / Oracle gross spread is ~21% and tender offer expires on 4-Nov-16, pushing the annualized spread to non-meaningful levels.

Capital Markets and Shareholder Considerations 29

CONFIDENTIAL

Goldman Sachs

Current Royals Share Price Indicate That Shareholders Expect Braves To Increase Their Bid

INVESTMENT BANKING DIVISION

Example: 65% Probability of Deal Signing


FV of
Implied Bid[1]
$60.23
65%
Deal Signed
Royals
Market Price
$54.60
9.3% Bump to
Current Bid
of $55.12
35%
No Deal Signed
Revert to
Undisturbed /
Standalone Fair Value
$47.17

Price Bumps at Various Probabilities[1]

Assumed Probability of Deal Signing	Implied Eventual Bid Value	% Bump to Current Bid Value
55.0 %	$ 62.39	13.2 %
60.0 %	$ 61.22	11.1 %
65.0 %	$ 60.23	9.3 %
70.0 %	$ 59.38	7.7 %
75.0 %	$ 58.64	6.4 %

Price Bumps Over Time[1,2]


10.0 %
9.0 %
8.0 %
7.0 %
6.0 %
5.0 %
4.0 %
4.3 %
7.9 %
7.0 %
6.6 %
6.7 %
6.5 %
7.7 %
9.3 %
21-Oct
24-Oct
25-Oct
26-Oct
27-Oct
28-Oct
31-Oct
1-Nov

Source: Bloomberg; market data as of 1-Nov-16

Note: (1) Undisturbed Royals value defined as share price on 20-Oct-16. (2) Pricing as of 11:30 AM ET (close of LSE); Braves bid valued at $55.12 per Royals share. (3) Royals is expected to pay a $0.46 quarterly dividend to shareholders of record in the second week of December 2016, March 2017, and June 2017. Braves is expected to pay a GBP 1.11 final dividend to shareholders of record in the third week of March 2017.

[1] Assumes an annual return of 6.0%, three $0.46 Royals dividends paid before deal close, and a close date of 30-June-17.

[2] Assumes constant exchange rate and probability of close (65%).

Capital Markets and Shareholder Considerations

30

CONFIDENTIAL

Goldman Sachs | INVESTMENT BANKING DIVISION

What Can Be Inferred By Braves Trading Post Announcement?

Prior To Arb 'Noise', Braves Shareholders Were Positioning For a ~4% Accretive Deal

- Given the high volume of arb trading, much of Braves' trading has been influenced by arb investors setting up spreads, which has pressured Braves' stock price
  - However, because the offer was made public when the UK market was open but the US market was closed, initial trading in Braves can provide a glimpse of early Braves shareholder reaction, clean of technical arb pressure

Braves Price and Volume on Announcement


£ 51.00
£ 50.00
£ 49.00
£ 48.00
£ 47.00
£ 46.00
4 %
(6)%
Post Close Annc
7:00 AM US Pre-Market
9:30 AM US Market Open
20-Oct
21-Oct

Braves stock came under heavy pressure when US traders got to their desks as arbitrage investors rushed to set up merger spreads


4 %
£ 48.03
£ 49.88
20-Oct at 11:35 AM
21-Oct at 7:00 AM

2017 IBES EPS	£ 2.77	Imp. 2017 EPS (Constant P/E)	£ 2.88	Implied Accretion of 4 %
2017 P/E	17.3 x		17.3 x	

Source: Bloomberg; market data as of 1-Nov-16

Capital Markets and Shareholder Considerations 31

CONFIDENTIAL

Goldman Sachs

Illustrative Flow-back Analysis

INVESTMENT BANKING DIVISION

A Significant Number Of Royals Holders Will Be Required To Sell Their Braves Stock Immediately

- *Flow-back arises when the shares issued as consideration in a cross-border transaction by the buyer to the shareholders of the seller are sold due to mandate restrictions*
  - *Index members*
  - *Geographic restrictions*
- *The selling is typically offset by the fact that funds tracking indexes in which the buyer is a member will need to increase their positions in the buyer, so they absorb some of the supply, helping to mitigate some of the stock price pressure*

Potential Flow-back ($bn, Based On Current Braves Stock Price)


$6.2
S&P 500 (12%)
Russell (1%)
CRSP (5%)
Other (7%)
$1.4
Most of Royals' Active Holders Can Hold US Stock
$7.6
$6.1
FTSE (15%)
MSCI (5%)
Other (3%)
$1.5

	Royals Index Sellers	Royals Active Sellers (Geographic Restrictions)	Gross Estimated Selling	Braves Index Buyers	Net Estimated Selling
% Royals' Register[1]	~25 %	~75 %	100 %		
% Sold	*100 %*	*~5 %*	*~29 %*		
Flow-back of Royals' Register	**~25 %**	**~4 %**	**~29 %**	**~23 %**	**~6 %**
Multiple of Pro Forma ADTV[2]	~38 x	~6 x	~44 x	~35 x	~9 x

Source: Thomson, CapIQ, IBES, fund mandates, GS internal research; shareholder data as of Q2 '16 and subsequent 13D/G filings

Note: Based on the 1-Nov-16 offer price of $55.22, implying a ~20% premium on undisturbed closing price, $24.13 in cash, and 0.5502 in Braves' stock. Assumes a 1.2250 GBP / USD exchange rate. Total U.S. focused funds at risk of selling calculated by pro-rating the holdings of the likely sellers in the top active mutual funds to the total holdings of all active institutional investors (excl. index and hedge fund holders).

[1] Royals' register adjusted for Braves' 42.22% ownership.

[2] Pro Forma ADTV estimated by grossing up Braves' 3-month undisturbed ADTV in proportion to the estimated increase in float.

32

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Benefits Of A Cash / Stock Election
A Cash / Stock Election Could, In Essence, Eliminate Friction Costs For Royals Holders Who Will Prefer All Cash (Index Funds) and Those Who Will Prefer All Stock (Tax Sensitive Holders)
Acquirers delivering a mix of cash and stock to target shareholders as merger consideration sometimes allow target shareholders to elect entirely for one form of consideration
- Elections are typically offered to allow tax-sensitive shareholders of the target company to elect for all-stock, thereby avoiding a taxable event
- ~25% of stock deals >$5bn in the US since 2007 have offered elections
Elections can be structured such that the acquirer can limit the maximum cash and / or stock issued to the target
- This ensures the desired amount of cash and stock is used to fund the deal (e.g., a traditional fixed ratio merger), regardless of the elections made by target shareholders
- Acquirers use limits for many reasons, including (i) the avoidance of an acquirer shareholder vote, (ii) having certainty over new financing to be secured / credit ratings, and (iii) ensuring their merger is recognized as a “reorganization” under 368(a) of the Internal Revenue Code
If elections for one form of consideration exceed the limit, those shareholders are cut-back, typically on a pro-rata basis
Elections can broadly structured as either fixed or floating
A fixed election fixes (at announcement) the exchange ratio in the stock election and fixes the amount of cash per share in the cash election
- As the acquirer’s stock price fluctuates between announcement and closing, one of the forms of consideration becomes more valuable than the other
- Elections tend to be made based on economic incentive, rather than preferred form of consideration
- Can create an opportunity for hedge funds to earn arbitrage profits
- ~75% of US stock deals >$5bn since 2007 that offered elections structured them as fixed elections
A floating election sets the exchange ratio in the stock election and the amount of cash per share in the cash election shortly before closing
- As the acquirer’s stock price fluctuates between announcement and closing, the value of each form of consideration remains equal
- Elections tend to be made based on preferred form of consideration
- Virtually eliminates the opportunity for hedge funds to earn arbitrage profits
- ~25% of US stock deals >$5bn since 2007 that offered elections structured them as floating elections
Capital Markets and Shareholder Considerations 33

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Tax Impact of Sale for Royals Shareholders
Many Royals Shareholders Could Be Tax Sensitive | Subject to Review of Tax Counsel
If the consideration received by Royals shareholders is composed of at least 40% Braves stock (e.g., less than 60% cash) or if certain other conditions are met, then any tax on stock received by Royals shareholders could be deferred
- Under such a structure, Royals shareholders would need to pay upfront tax on the lesser of i) cash received and ii) the amount of their gain
For example, suppose Royals is acquired for $55.20 per share under current terms and a Royals shareholder owns 1 share with a tax basis of $2.13 (Royals’ all time low on 31-Mar-00):
- Consideration: $55.20 composed of $31.07 Braves stock + $24.13 cash
- Taxable Gain: $53.07 ($55.20 – $2.13)
- Total Tax Liability: $13.27 ($53.07 x 25%1)
- Shareholder Tax on the Gain (payable immediately): $6.03 (the cash amount x 25%1)
- Shareholder would be able to defer balance of tax liability: $7.24 ($13.27—$6.03)
Alternatively, if the shareholder owns 1 share with a tax basis of $32.00:
- Consideration: $55.20 composed of $31.07 Braves stock + $24.13 cash
- Taxable Gain: $23.20 ($55.20 – $32.00)
- Total Tax Liability: $5.80 ($23.20 x 25%1)
- Shareholder Tax on the Gain (payable immediately): $5.80 (the entire taxable gain x 25%1)
- Shareholder would not be able to defer any tax
A tax-deferred acquisition would benefit Royals Shareholders with a relatively low tax basis, but only if they intend to hold Braves stock after closing (tax would be due on sale of stock)
Mutual Funds / Pension Funds (~45% of Royals) are passthrough entities for tax purposes or are tax-exempt, respectively, so portfolio managers may be less sensitive to tax; Hedge Funds (~1% of Royals) are typically structured such that they tend to be less sensitive to capital gains tax; however, US Retail investors (~12% of Royals) are likely to be more tax sensitive
1 Assumes long-term capital gains tax rate at highest marginal rate, including disallowed deductions.

CONFIDENTIAL

Goldman Sachs

Impact of Tax On Income Of Royals Shareholders

Subject to Review of Tax Counsel

INVESTMENT BANKING DIVISION

- On current terms, Royals shareholders would be swapping stock that pays out $1.94 for 0.5502 shares of Braves stock that pays out $2.18[1]
  - 0.5502 x $2.18 = $1.20
  - **Reduction in cash flow:** 38%
- To try to mitigate this cash flow impact, Royals shareholders may choose to reinvest the cash proceeds back into Braves stock to recover some the lost income
- However, Braves stock would need to be purchased after capital gains tax has been paid, which reduces the number of shares that can be repurchased
- For example, a Royals shareholder who owns 1 share with a tax basis of $2.13 (Royals all time low on 31-Mar-00):
  - **Net cash proceeds:** $18.10 (per previous page, $24.13 – $6.03)
  - **# additional Braves shares bought:** 0.3205 ($18.10 / Braves stock price of $56.46)
  - **Total Braves shares held:** 0.8707 (0.5502 + 0.3205)
  - **Total cash flow**: $1.90 (0.8707 x $2.18)
  - **Reduction in cash flow**: 2%
- Royals shareholders with the lowest tax bases are most affected
- For illustrative purposes, a shareholder with no upfront tax liability could purchase 0.4274 additional Braves shares, to hold a total of 0.9776 Braves shares
  - Total cash flow: $2.13
  - **Increase in cash flow:** 10%

[1] Royals NTM dividend per management estimates; Braves dividend per GS Research.

Capital Markets and Shareholder Considerations 35

CONFIDENTIAL

Goldman Sachs

Shareholder Outreach (1/2)

Overview

INVESTMENT BANKING DIVISION

- Process to gather feedback from Royals shareholders is underway
- Appropriate Legal and Compliance clearance required
- "One-way" call with script to be approved by Royals
- GS's Corporate Broking desk in the UK will reach out to top European holders of Royals
- GS M&A Capital Markets desk to reach out to US holders
- Outreach to begin once Legal and Compliance clearance gained
- Shareholders will be given option to provide attributed or unattributed feedback
- Daily calls between GS and Royals to discuss feedback
- Priority shareholders listed below

Top US Shareholders

	Parent / Fund	Royals %OS	Braves %OS
1	**Capital World Investors**	**3.1 %**	**5.0 %**
	American Funds Income Fund of America	1.5	0.6
	American Funds Fundamental Investors Fund, Inc.	1.0	0.3
	American Funds American Balanced Fund	0.4	0.0
2	**Fidelity Management & Research Company**	**2.1 %**	**0.4 %**
	Fidelity Puritan Fund	0.3	-
	Fidelity Select Consumer Staples Portfolio	0.2	-
	Fidelity Series International Growth Fund	0.2	-
3	**Capital Research Global Investors**	**1.6 %**	**1.4 %**
	American Funds Capital Income Builder	1.2	1.0
	American Funds Capital World Growth & Income Fund	0.6	0.4
	American Funds Investment Company of America	0.4	-
4	**JP Morgan Asset Management**	**0.9 %**	**0.1 %**
	JPMorgan Large Cap Growth Fund	0.4	-
	JPMorgan Equity Income Fund	0.1	-
5	**Franklin Mutual Advisers, LLC**	**0.7 %**	**0.6 %**
	Franklin Mutual Series - Franklin Mutual Global Discovery Fund	0.3	-
	Franklin Mutual Series - Franklin Mutual Shares Fund	0.3	0.3

Top European Shareholders

	Parent / Fund	Royals %OS	Braves %OS
1	**INVESCO Asset Management Limited**	**2.5 %**	**1.3 %**
	Perpetual Income and Growth Investment Trust plc	0.1	-
2	**Morgan Stanley Investment Management Ltd. (UK)**	**1.1 %**	**0.9 %**
	Morgan Stanley Global Brands Fund	0.5	-
	Morgan Stanley Global Brands Equity Income	0.4	-
3	**Newton Investment Management Ltd.**	**1.0 %**	**0.6 %**
	Newton Global Income Fund	0.3	-
	Newton Real Return	0.2	-
	Newton Multi-Asset Growth	0.1	-
4	**Woodford Investment Management LLP**	**0.7 %**	**1.1 %**
	CF Woodford Equity Income Fund	0.2	-
	CF Woodford Equity Income Fund	0.2	-
5	**Carnegie Asset Management**	**0.3 %**	**0.0 %**
	Carnegie Fund - WorldWide	0.1	-

Source: Thomson

Capital Markets and Shareholder Considerations 36

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Shareholder Outreach (2/2)
Proposed Script
We are calling at the request of our client, Royals, and the Royals Board of Directors in connection with the proposed merger with Braves
Goldman Sachs has been appointed as Sole Advisor acting on behalf of the Royals Transaction Committee
Before we move on, we want to highlight several points:
- We are reaching out to you solely in our capacity as an advisor to the Royals Transaction Committee with respect to the transaction
- We are in no way involved in the solicitation of proxies and are not recommending that you take any particular action
- As you know, we are on the private side and we may not share any confidential information or views of Goldman Sachs or our client
The Transaction Committee has asked us to collect feedback on the transaction from Royals shareholders
We are calling to see whether there is any feedback that you would like to share regarding the proposed transaction
Before you respond, please note that we plan to convey any information you provide to our client and the Royals Board of Directors
In the event a UK shareholder asks whether the conversation will be in-scope for MAR:
- “We do not propose to share any Inside Information with you and so reasonably believe that any conversation will not be a Market Sounding subject to MAR.”
Capital Markets and Shareholder Considerations 37

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
IV. Tactics and Timing

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Summary of Critical Valuation Analyses
Summary of Analysis
Key Considerations
Valuation of Royals Standalone Plan
Valuation analytics based on a DCF and current/future share prices
- Wall Street research consensus estimates
- Management standalone projections plan plus any identifiable upside opportunities that may not be reflected in base plan
- Management standalone projections plan plus financial initiatives (e.g. levered recapitalization)
Value of offer based upon
- Previous transactions
- Historical and current trading
Investor communications regarding value of standalone projections plan
Incremental debt capacity for share repurchases, dividends and business development alternatives
Combination Analysis With Braves
Accretion / dilution and Braves ability to pay analysis
(including impact of any changes to pro forma credit rating)
Expected pro forma “NewCo” trading value for
Royals shareholders
Impact of transaction on shareholder base, flow back and taxation considerations
Braves pro forma credit ratings and adjusted leverage based on debt capacity and cash flow generation
Optimal level of Braves ownership for Royals shareholders
Transaction closing date relative to timing of Braves and Royals dividend payment dates
Tactics and Timing 39

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Potential Standalone Alternatives
Action Description / Timing Benefits / Considerations
Announce
Further Growth
Initiatives
Announce
Stand-alone
Cost Savings
Leveraged
Recapitalization
Special Dividend
Indicate higher target for growth on organic basis
Seek to change perspective about what business will deliver
Important to communicate detailed support for revised view
Implement large scale costs savings or other restructuring initiative to increase overall margin structure
Seek a “game changer” rather than incremental shift
Credibility similarly dependent on level of detail and timeline
Repurchase significant amount of Royals stock through cash and new debt issuance
Can be done by either targeting higher leverage over time or moving to higher level immediately
Levered return of capital to shareholders through a special dividend
Can be done by either targeting higher leverage over time or moving to higher level immediately
Direct implication for value (but does not necessarily deter Braves)
Likely to draw questions about why higher guidance was not forthcoming sooner, and whether the guidance is achievable
Direct implication for value (but does not necessarily deter Braves)
Questions may focus on impact to topline and where savings will be deployed
Revised operating plan creates pressure on Management to meet potentially aggressive targets
Potentially raises cost to acquire / integrate Royals
Given current ownership structure and EPS accretion on
Braves’ current offer, a leveraged recapitalization or other type of balance sheet management may not deter Braves
Limits flexibility for other growth initiatives to the degree the share repurchase is significant
Depending on size of the special dividend as compared to levered recapitalization, could be different tax consequences for Braves and other shareholders
Limits flexibility for other growth initiatives to the degree the special dividend is significant
Tactics and Timing 40

CONFIDENTIAL

Goldman Sachs

Response Alternatives for Consideration

INVESTMENT BANKING DIVISION

	1 Accept Offer	2 Engage with Braves		3 Reject Outright	
		A Reject Privately / Negotiate	B Reject Publicly / Negotiate Privately	A Reject Publicly	B Reject Privately
Potential Rationale	***Adequate offer / deal makes sense***	***Accommodate information request / due diligence to achieve better offer terms***	***Stress opportunistic timing of offer publicly while pushing Braves privately on value***	***Inadequate offer / force Braves to bid against itself before further engagement***	
Potential Talking Points		"Proposal reflects a de minimis premium to recent trading values, does not reflect the standalone value of Royals and does not reflect the full synergies available to Braves (synergies likely in excess of $1bn)….therefore, it has been rejected (unanimously)." If Requested: "We are prepared to share additional information to further your understanding of our intrinsic value and the value of the combination."	Potential Public Statement: "The Transaction Committee has reviewed the opportunistic proposal received from Braves and determined it does not fairly reflect the value of the Royals shares not currently owned by Braves." Private Comment: "Happy to take you through some of the details of how we see it."		
Next Steps	***Negotiate other terms of deal***	***Conduct deeper dive on potential synergies and opportunities for upside***		***Engage only after Braves revises proposal***	
Timing	**Immediate**	**2 – 4 weeks**		**?**	

Tactics and Timing

41

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Next Steps
∎ Continue to perform detailed due diligence on offer and analyze key value drivers
∎ Review stand-alone valuation, potential sources of value and implications of a transaction
∎ Provide view on Braves offer and engage with Board on alternatives
∎ Provide recommendation and assist in determining appropriate path forward
Tactics and Timing 42

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Appendix A: Precedent Squeeze-out Analysis

CONFIDENTIAL

Goldman Sachs

Selected Precedent Squeeze Outs Since 2005 (1/3)

INVESTMENT BANKING DIVISION

Includes US Targets; >$1bn Transaction Value; Acquiror Ownership of Target >15% and <50% Prior to Transaction

Target	Acquiror	Acq. % Ownership of Target Prior to Transaction	Date Initial Offer Announced	Deal Value ($mm)	Timeline (Dashes = Months)	Initial / Final Premium to 1 Day	Value (Consideration) Progression	Total % Increase in Offer
Talen Energy Corp¹	Riverstone Holdings LLC	35.0 %	06/03/2016	$ 4,293		17.3 % / 17.3 %	$14.00 (100/0)	-
Rouse Properties	Brookfield Asset Management	31.5	1/19/2016	2,378		26.0 / 35.3	$17.00 (100/0) → $18.25 (100/0)	7.4
Northern Tier Energy LP	Western Refining	38.4	10/26/2015	1,782		14.0 / 16.9	$27.62 (63/37) → $28.34 (53/47)	2.6
GrafTech International²	Brookfield Asset Management	21.9	04/29/2015	1,054		13.1 / 14.3	$5.00 (100/0) → $5.05 (100/0)	1.0
Dole Food Co.	David H Murdock *Chairman, Former CEO*	37.6	06/11/2013	1,018		17.6 / 32.4	$12.00 (100/0) → $13.50 (100/0)	12.5
Jefferies Group	Leucadia National	28.6	11/12/2012	2,561		23.8 / 23.8	$21.38 (0/100)	-
M&F Worldwide	MacAndrews & Forbes Holdings	42.7	06/13/2011	2,289		41.5 / 47.4	$24.00 (100/0) → $25.00 (100/0)	4.2
Mediacom Communications	Rocco Commisso *Founder, CEO, Chairman*	38.9	06/01/2010	3,613		12.6 / 64.2	$6.00 (100/0) → $8.75 (100/0)	45.8
Burlington Northern Santa Fe	Berkshire Hathaway	23.0	11/03/2009	35,948		31.5 / 31.5	$100.00 (60/40)	-
Pepsi Bottling Group	PepsiCo	29.2	04/20/2009	4,279		17.1 / 44.8	$29.50 (50/50) → $36.50 (50/50)	23.7



M
T
3M
6M
9M

Source: Public filings, DealPoint

● Initial Offer Announcement ● First Price Increase ● Second Price Increase ● Final Merger Agreement Announced ● Close of Transaction

Note: (1) Transactions listed by order of initial offer date. (2) Parentheses in price progression represents % cash / % stock breakdown. (3) M represents merger and T represents tender offer.

¹ Transaction is expected to close by end of the year 2016.

² Tender offer opened 26-May-2015 and expired 7-July-2015.

Precedent Squeeze-out Analysis 44

CONFIDENTIAL

Goldman Sachs

Selected Precedent Squeeze Outs Since 2005 (2/3)

INVESTMENT BANKING DIVISION

Includes US Targets; >$1bn Transaction Value; Acquiror Ownership of Target >15% and <50% Prior to Transaction

Target	Acquiror	Acq. % Ownership of Target Prior to Transaction	Date Initial Offer Announced	Deal Value ($mm)	Timeline (Dashes = Months)	Initial / Final Premium to 1 Day	Value (Consideration) Progression	Total % Increase in Offer
PepsiAmericas	PepsiCo	42.5 %	04/20/2009	$10,758		17.1 % / 43.4 %	$23.27 (50/50) → $28.50 (50/50)	22.5 %
Sovereign Bancorp	Banco Santander	24.3	10/13/2008	1,910		3.5 / 3.5	$3.81 (0/100)	-
ASE Test	ASE Group	36.0	09/04/2007	1,200		25.6 / 25.6	$14.78 (100/0)	-
Pacific Energy Partners	Plains All American Pipeline	24.5	06/12/2006	1,615		10.6 / 10.6	$17.75 (0/100)	-
Trizec Properties	Brookfield Properties Corp. / Blackstone Group	37.1	06/05/2006	4,747		17.9 / 17.9	$29.01 (100/0)	-
William Lyon Homes	General William Lyon	46.7	03/17/2006	1,221		22.9 / 44.0	$93.00 (100/0) → $100.00 (100/0) → $109.00 (100/0)	17.2
Lafarge North America[1]	Lafarge SA	48.9	02/06/2006	3,227		16.7 / 33.1	$75.00 (100/0) → $82.00 (100/0) → $85.50 (100/0)	14.0
Nextel Partners	Sprint Nextel Corp	29.2	10/24/2005	7,545		11.7 / 11.7	$28.50 (100/0)	-
Chiron Corp	Novartis AG	42.0	09/01/2005	6,625		9.8 / 31.7	$40.00 (100/0) → $45.00 (100/0) → $48.00 (100/0)	20.0
Average:	**Average Offer Price Bumps: 1**		**Average Time to First Price Bump: ~3M**		**Average Time to Close: ~7M**	**Average Premium: 18.4 % / 28.9 %**		**~9.0 %**


3M
6M
9M

● Initial Offer Announcement ● First Price Increase ● Second Price Increase ● Final Merger Agreement Announced ● Close of Transaction

Source: Public filings, DealPoint

Note: (1) Transactions listed by order of initial offer date. (2) Parentheses in price progression represents % cash / % stock breakdown. (3) M represents merger and T represents tender offer.

[1] Tender offer expired on 12-May-2006.

Precedent Squeeze-out Analysis 45

CONFIDENTIAL

Goldman Sachs

Selected Precedent Squeeze Outs Since 2005 (3/3)

INVESTMENT BANKING DIVISION

Includes US Targets; >$1bn Transaction Value; Acquiror Ownership of Target >50% Prior to Transaction

Target	Acquiror	Acq. % Ownership of Target Prior to Transaction	Date Initial Offer Announced	Deal Value ($mm)	Timeline (Dashes = Months)	Initial / Final Premium to 1 Day Prior	Value (Consideration) Progression	Total % Increase in Offer
Clearwire Corp	Sprint Nextel Corp	50.4 %	12/17/2012	$ 3,330		8.3% / 108.3%	$2.60 (100/0) → $2.97 (100/0) → $3.40 (100/0) → $5.00 (100/0)	92.3 %
Gerdau Ameristeel	Gerdau Steel North America Inc	66.3	06/02/2010	1,607		52.6 / 52.6	$11.00 (100/0)	-
Odyssey Re Holdings Corp	Fairfax Financial Holdings Ltd	72.6	09/08/2009	1,050		19.5 / 29.4	$60.00 (100/0) → $65.00 (100/0)	8.3
UnionBanCal Corp	Bank of Tokyo-Mitsubishi UFJ	65.4	08/12/2008	3,707		8.3 / 26.3	$63.00 (100/0) → $73.50 (100/0)	16.7
Genentech	Roche Holding AG	55.9	07/21/2008	46,695		8.8 / 16.1	$89.00 (100/0) → $86.50 (100/0) → $93.00 (100/0) → $95.00 (100/0)	6.7
Nationwide Financial Services	Nationwide Mutual Insurance Co	66.5	03/10/2008	2,450		24.4 / 37.8	$47.20 (100/0) → $52.25 (100/0)	10.7
TD Banknorth	Toronto-Dominion Bank	57.0	11/20/2006	3,232		6.5 / 6.5	$32.33 (100/0)	-
7-Eleven	IYG Holding Co	72.7	09/01/2005	1,301		14.7 / 32.3	$32.50 (100/0) → $37.50 (100/0)	15.4
UGC Holdings	Liberty Media	54.0	1/17/2005	3,618		3.5 / 3.5	$9.58 (20/80)	-
Fox Entertainment	News Corp	82.0	1/10/2005	7,054		7.4 / 9.8	$33.54 (0/100) → $34.27 (0/100)	2.2


M
T
3M
6M
9M

Average: Average Offer Price Bumps: 1 Average Time to First Price Bump: ~3M Average Time to Close: ~5M Average Premium: 15.4 % / 32.3 % ~15.2 %

Source: Public filings, DealPoint

Initial Offer Announcement ● First Price Increase ● Second Price Increase ● Third Price Increase ● Final Merger Agreement Annc. ● Close of Transaction

Note: (1) Transactions listed by order of initial offer date. (2) Parentheses in price progression represents % cash / % stock breakdown. (3) M represents merger and T represents tender offer.

Precedent Squeeze-out Analysis 46

CONFIDENTIAL

Goldman Sachs | INVESTMENT BANKING DIVISION

Selected Examples of Precedent Situations (1 / 3)

Buyer / Seller Timeline Dynamic

Target / Acquiror	ROUSE PROPERTIES / Brookfield	Dole / Murdock (Chairman / Former CEO) Buyout	M & F Worldwide Corp. / MacAndrews & Forbes Holdings Inc
Initial Approach	■ Private / Letter sent to Board ■ Published letter in 13D 4 days later	■ Public / Letter sent to the Board ■ Offer had hard expiration on reaching MA	■ Public / Letter sent to Board / Phone Calls to all Board Members
Ann. of Approach	■ January 19, 2016	■ June 10, 2013	■ June 13, 2011
Target Response	■ Privately rejected	■ Continued private engagement	■ Continued private engagement
Negotiation	■ Brookfield offered "best and final" price after private rejection ■ Standstill signed immediately after offer ■ Rouse provided counter-proposal with price bump, 'majority of minority' provision, and requirement for no management contact until merger agreement signed ■ Brookfield countered with modest price bump and dividend freeze until close ■ Third-party interest solicited but was unsuccessful ■ Lawyers negotiated CA and MA without direct management interaction ■ Post-closing employment arrangements were critical prior to signing	■ Offer required special committee and 'majority of minority' vote ■ 2 PE firms expressed interest; one gave a similar offer to Murdock's but was rejected after initial diligence raised doubts on firmness of offer ■ Public company competitor discussed a cash / stock offer, conditioned upon Murdock's support (non-starter) ■ Murdock used offer expiration as leverage to stay at bid price, then privately increased offer late in process ■ Principal to Principal negotiations led to breaking impasse and reaching final agreement ■ Go-shop provision negotiated	■ Company revised model and shared with MacAndrews & Forbes ■ Agreement on 5 yr. projections, a continued source of challenge in negotiations ■ Joint advisor, Special Committee, and buyer sessions to share views on value ■ MacAndrews & Forbes intransigent on price through multiple discussions ■ After Principal to Principal discussion, price bumped up modestly as "best and final" ■ No-shop and fiduciary out provisions heavily negotiated ■ 'Majority of minority' vote requirement added to MA
Announce Date	■ February 25, 2016	■ August 12, 2013	■ September 11, 2011

Source: Public filings

47

CONFIDENTIAL

Goldman Sachs

Selected Examples of Precedent Situations (2 / 3)

INVESTMENT BANKING DIVISION

Buyer / Seller Timeline Dynamic

Target / Acquiror	Mediacom / Management Buyout	PBG & PepsiAmericas / PepsiCo	Genentech / Roche
Initial Approach	■ Private / Letter sent to Board	■ Public / Letters sent to Boards	■ Private / Letter sent to Board
Ann. of Approach	■ June 1 , 2010	■ April 20, 2009	■ July 21, 2008
Target Response	■ Privately rejected initial bid	■ Publicly rejected but privately engaged	■ Issued press release rejecting initial bid
Negotiation	■ Multiple shareholders wrote to Board to object to initial price ■ Company had no regularly reviewed projections; created challenges in substantiating offer bumps ■ Direct meetings of both sides with advisors to discuss offer and ideas on valuation ■ Special Committee refused further negotiation without a price raise and noted advisor would not render Fairness opinion below threshold ■ Acquiror publically withdrew initial offer after impasse over 'final bid' ■ Special Committee shared revised financials and counter offer below prior stated threshold price – offer privately accepted ■ 'Majority of minority' provision	■ Undervalued synergies - PBG estimated $750mm-$850mm of combined synergies from Pepsi / PBG / PAS transaction vs. $200mm estimated by Pepsi Co. ■ After a series of meetings with PAS and PAB, Pepsi Co. revised synergy estimate to $300mm and considered bumping the offer ■ Preference for cash consideration vs. stock led to cash election ■ Offers to reflect appropriate valuation of the two targets relative to each other ■ Offers to be unconditional upon the closure of the other transaction ■ Offer bumped twice for each PBG / PAS before final offer was agreed upon ■ Principal to Principal negotiations led to breaking impasse and reaching final agreement	■ Undervalued synergies: — Roche argued that ~40% of synergies would be realized even without a transaction ■ Special Committee provided updated model including price and productivity increases, R&D costs adjustments, and "opt-in" rights for overseas business ■ Direct negotiations among advisors, Special Committee and Roche ■ Due to negotiations impasse, Roche took offer directly to shareholders - launched tender on February 9, 2009 ■ Special committee objected to initial tender price ■ Roche increased tender offer to reach close ■ Special committee advised shareholders to accept offer after another price bump
Announce Date	■ November 15, 2010	■ August 4, 2009	■ March 12, 2009

Source: Public filings

48

CONFIDENTIAL

Goldman Sachs

Selected Examples of Precedent Situations (2 / 3)

INVESTMENT BANKING DIVISION

Buyer / Seller Timeline Dynamic

Target / Acquiror	NEXTEL / Sprint	CHIRON HEALTH / NOVARTIS	FOX / News Corporation
Initial Approach	■ Public / Letter to Shareholders	■ Private discussion	■ Public / Tender Offer ■ Offer had hard expiration on reaching MA
Ann. of Approach	■ August 12, 2005	■ September 1, 2005	■ January 10, 2005
Target Response	■ N/A - "Put Right" invoked	■ Publicly rejected but privately engaged	■ Company urged shareholders to wait for Special Committee recommendation
Negotiation	■ Nextel Partners and Nextel Communications had a long standing "Put Right" agreement ■ Nextel Partners challenged Nextel Comm. / Sprint merger with respect to branding, joint marketing and operational matters ■ Violation of exclusivity right under JV agreement with Nextel Comm. ■ Dispute was resolved by arbitration ■ Special Committee to Nextel Partners unanimously urged shareholders to invoke 'Put Right' ■ Appraisal rights exercised to determine the fair market value of the stock	■ Initial offer was contingent upon preliminary diligence and clearance from FDA on one of its vaccines facility ■ Board delegated the authority to management to determine terms of the offer ■ Business and regulatory risks cited as the rationale for the initial offer ■ Financial advisors, without specific direction and authority, explored price ranges that would prompt parties to start engaging ■ Price negotiations deferred until Novartis agreed to taking any actions necessary to seek regulatory approvals ■ Chiron intended to exercise 'Put Right' under its existing contract with Novartis, to provide greater assurance of completion ■ Financial advisors negotiated on price and Novartis finally bumped the offer to break the impasse and reach final agreement	■ Offer included 'majority of minority' provision on tender ■ Class action lawsuits filed by a number of purported shareholders, alleging: — Board breached fiduciary duties — Offer price was unfair — Timing was opportunistic — Non-independent special committee — Failure to disclose material information ■ News Corp increased terms of exchange offer after deadlock on price ■ Special Committee recommended shareholders to accept increased offer
Announce Date	■ December 20, 2005	■ October 31, 2005	■ March 7, 2005

Source: Public filings

49

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Appendix B: Shareholder Overlap Analysis

CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Despite US vs. UK Listings, There is Substantial Shareholder Overlap at the Firm Level…

Top 25 Institutional Investors

Royals

Retail & Undisclosed: 13%
Insiders: 42% (Braves)
Institutional: 45%

Braves

Retail & Undisclosed: 37%
Insiders: 5%
Institutional: 58%

Royals Top 25 Institutional Level Investors

Fund	Style	AUM ($bn)	Most Recent %OS Royals	Most Recent %OS Braves
Braves	Strategic	$ 43.0	42.2 %	
The Vanguard Group, Inc.	Passive	2,194.9	4.4	2.1
Capital World Investors	Active	582.7	3.0	5.0
INVESCO Asset Management Limited	Active	64.8	2.5	1.3
BlackRock Institutional Trust Company, N.A.	Passive	1,543.2	2.2	7.1
State Street Global Advisors (US)	Passive	964.1	2.2	0.4
Fidelity Management & Research Company	Active	843.9	2.1	0.4
Capital Research Global Investors	Active	443.2	1.6	1.4
Morgan Stanley Investment Management Ltd. (UK)	Active	28.4	1.1	0.9
Newton Investment Management Ltd.	Active	51.4	1.0	0.6
JP Morgan Asset Management	Active	302.8	0.9	0.1
Franklin Mutual Advisers, LLC	Active	53.9	0.7	0.6
Woodford Investment Management LLP	Active	19.1	0.7	1.1
Evercore Trust Company, N.A.	Active	31.2	0.6	
INTECH Investment Management LLC	GARP	40.2	0.6	0.0
Federated Equity Management Company of Pennsylvania	Other	18.5	0.6	0.0
Managed Account Advisors LLC	Specialty	141.8	0.5	
Bank of America Merrill Lynch (US)	Broker Dealer	239.8	0.5	
TIAA Global Asset Management	Pension	260.2	0.5	0.4
Geode Capital Management, L.L.C.	Passive	206.1	0.4	0.1
Pioneer Investment Management, Inc.	Active	28.2	0.4	0.0
Barrow, Hanley, Mewhinney & Strauss, LLC	Active	75.2	0.4	0.0
Northern Trust Investments, Inc.	Passive	200.1	0.4	0.2
Epoch Investment Partners, Inc.	Active	33.5	0.4	0.1
Eaton Vance Management	Active	37.8	0.4	
Top 25 Institutional Royals Holders			**70.6 %**	
Overlap in Top 25 Royals Holders			**26.3**	**22.2**
Total Overlap			**38.1**	**49.7**

Braves Top 25 Institutional Level Investors

Fund	Style	AUM ($bn)	Most Recent %OS Braves	Most Recent %OS Royals
BlackRock Institutional Trust Company, N.A.	Passive	$ 1,543.2	7.1 %	2.2 %
Capital World Investors	Active	582.7	5.0	3.0
Reinet Investments SCA	Strategic	4.2	4.1	
Credit Suisse Private Banking (Switzerland)	Active	5.8	3.8	
Legal & General Investment Management Ltd.	Passive	184.4	2.7	0.3
The Vanguard Group, Inc.	Passive	2,194.9	2.1	4.4
UBS Asset Management (Switzerland)	Active	132.4	1.5	0.1
M & G Investment Management Ltd.	Active	69.0	1.4	0.0
Capital Research Global Investors	Active	443.2	1.4	1.6
INVESCO Asset Management Limited	Active	64.8	1.3	2.5
Aberdeen Asset Investments Limited	Active	74.8	1.2	0.0
State Street Global Advisors (UK) Ltd.	Passive	75.3	1.2	0.0
Cedar Rock Capital Ltd.	Active	7.8	1.1	
Woodford Investment Management LLP	Active	19.1	1.1	0.7
Aviva Investors Global Services Limited	Active	42.4	0.9	0.0
Morgan Stanley Investment Management Ltd. (UK)	Active	28.4	0.9	1.1
MFS Investment Management	Active	292.5	0.9	0.3
Schweizerische Nationalbank	Passive	70.8	0.8	0.2
Allan Gray Proprietary Limited	Active	13.7	0.8	
Capital International Investors	Active	95.7	0.7	0.2
JPMorgan Asset Management U.K. Limited	Active	100.7	0.7	0.0
BlackRock Investment Management (UK) Ltd.	Active	227.6	0.7	0.3
Franklin Mutual Advisers, LLC	Active	53.9	0.6	0.7
Vontobel Asset Management, Inc.	Active	27.7	0.6	0.4
Newton Investment Management Ltd.	Active	51.4	0.6	1.0
Top 25 Institutional Braves Holders			**43.4 %**	
Overlap in Top 25 Braves Holders			**33.5**	**19.0**
Total Overlap			**49.7**	**38.1**

Source: Thomson; latest shareholder data reflects most recent 13F filings as of Q2 '16 and subsequent 13D / 13G filings
Note: Highlighted funds represent investors which hold both Royals and Braves.

Shareholder Overlap Analysis 51

CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

… And Moderate Overlap at the Fund Level

Top 25 Active Mutual and Hedge Funds

Royals Top 25 Active Fund Level Investors

Fund	Style	AUM ($bn)	Most Recent %OS Royals	Most Recent %OS Braves
American Funds Income Fund of America	Income	$ 67	1.5 %	0.6 %
American Funds Capital Income Builder	Income	80	1.2	1.0
American Funds Fundamental Investors Fund, Inc.	Value	70	1.0	0.3
American Funds Capital World Growth & Income Fund	Income	73	0.6	0.4
Federated Strategic Value Dividend Fund	Value	14	0.6	
Morgan Stanley Global Brands Fund	Income	7	0.5	0.5
American Funds American Balanced Fund	Income	52	0.4	0.0
Morgan Stanley Global Brands Equity Income	Other	6	0.4	0.4
Newton Global Income Fund	Other	7	0.4	0.1
American Funds Investment Company of America	Value	68	0.4	
JPMorgan Large Cap Growth Fund	Growth	14	0.4	
Franklin Mutual Series - Franklin Mutual Global Discovery	GARP	19	0.3	0.3
Arrowstreet Capital, Limited Partnership	Hedge Fund	32	0.3	0.1
Vanguard Selected Value Fund	GARP	8	0.3	
CF Woodford Equity Income Fund	Other	10	0.3	0.6
Fidelity Puritan Fund	Value	16	0.3	
Newton Real Return	Specialty	10	0.2	0.1
Franklin Mutual Series - Franklin Mutual Shares Fund	Value	12	0.2	0.3
Fidelity Select Consumer Staples Portfolio	Sector Specific	3	0.2	
CREF Stock Account	Growth	109	0.2	0.3
Fidelity Series International Growth Fund	Growth	13	0.2	
St. James's Place UK High Income Unit Trust	Specialty	3	0.2	0.2
BlackRock Equity Dividend Fund	Income	22	0.2	
Fidelity Blue Chip Growth Fund	Growth	19	0.2	
Pioneer Fundamental Growth Fund	Growth	4	0.2	
Top 25 Active Royals Holders			**10.5 %**	
Overlap in Top 25 Active Royals Holders			**7.3**	**5.1**
Total Overlap			**10.5**	**8.1**

Braves Top 25 Active Fund Level Investors

Fund	Style	AUM ($bn)	Most Recent %OS Braves	Most Recent %OS Royals
American Funds EuroPacific Growth Fund	Growth	$ 112	1.7 %	
American Funds Capital Income Builder	Income	80	1.0	1.2
American Funds New Perspective Fund	Growth	55	0.7	
CF Woodford Equity Income Fund	Other	10	0.6	0.3
American Funds Income Fund of America	Income	67	0.6	1.5
Allan Gray Balanced Fund	Value	5	0.5	
M&G Global Dividend Fund	Value	8	0.5	
Morgan Stanley Global Brands Fund	Income	7	0.5	0.5
Morgan Stanley Global Brands Equity Income	Other	6	0.4	0.4
Virtus Emerging Markets Opportunities Fund	International	7	0.4	
MFS International Value Fund	Value	25	0.4	
American Funds Capital World Growth & Income Fund	Income	73	0.4	0.6
American Funds Fundamental Investors Fund, Inc.	Value	70	0.3	1.0
Franklin Mutual Series - Franklin Mutual Global Discovery	GARP	19	0.3	0.3
Fidelity Funds Sicav European Growth Fund	Growth	8	0.3	
DWS Top Dividende	Income	15	0.3	
Vanguard Wellesley Income Fund	Income	17	0.3	
Vontobel Fund - Emerging Markets Equity	International	4	0.3	
Franklin Mutual Series - Franklin Mutual Shares Fund	Value	12	0.3	0.2
CREF Stock Account	Growth	109	0.3	0.2
First Eagle Global Fund	Value	37	0.3	
Allianz European Equity Dividend	Value	5	0.2	
Allianz Europe Equity Growth	Other	8	0.2	
American Funds International Growth and Income Fund	Income	9	0.2	
Artisan International Fund	GARP	15	0.2	
Top 25 Active Braves Holders			**11.2 %**	
Overlap in Top 25 Active Braves Holders			**4.6**	**6.2**
Total Overlap			**8.1**	**10.5**

Source: Thomson; latest shareholder data reflects most recent 13F filings as of Q2 '16 and subsequent 13D / 13G filings
Note: Highlighted funds represent investors which hold both Royals and Braves.

Shareholder Overlap Analysis

52

Goldman Sachs
INVESTMENT BANKING DIVISION
CONFIDENTIAL
Appendix C: Other Supplemental Materials

CONFIDENTIAL

INVESTMENT BANKING DIVISION

Royals Research Analyst Views

Reflects Price Targets Set Before Announcement of Braves Offer

($ per share)


Hold 25%
Buy 75%

Broker	Date of Last Research	Price Target	Recomendation	Valuation Methodology
Jefferies	21-Sep-16	$ 61.00	Buy	10 Yr. DCF Valuation (No assumptions listed)
Citi	24-Oct-16	$ 57.00	Buy	Based on a ~20.5x 2017E P/E
Cowen	23-Oct-16	$ 57.00	Buy	Based on a ~22.0x 2017E P/E
Wells Fargo	21-Oct-16	$ 55.00	Buy	Based on a ~21.5x 2017E P/E
RBC	21-Oct-16	$ 54.00	Buy	DCF Valuation: WACC: 6.8%, Terminal Growth Rate: 1.5%
Goldman Sachs[1]	20-Oct-16	$ 53.00	Hold	Based on a ~19.5x forward 12-24 month P/E and a ~12.4x forward 12-24 month EV/EBITDA
Barclays	21-Oct-16	$ 52.00	Buy	Based on a ~20.8x 2017E P/E
UBS	19-Oct-16	$ 52.00	Hold	DCF Valuation: WACC: 7.1%, Terminal Growth Rate: 0.0%
Morgan Stanley	21-Oct-16	$ 52.00	Hold	Based on a ~13.0x 2017E EBITDA and ~20.0x P/E
Median		**$ 54.00**		

Source: Wall Street research, IBES based only on reports available to GS
[1] Goldman Sachs suspended their coverage on 21-Oct-2016.

Other Supplemental Materials
54

CONFIDENTIAL

Goldman Sachs

Precedent Tobacco Transactions

(2005 – 2015)

INVESTMENT BANKING DIVISION

Date Announced	Acquirer	Target	Deal Size[1] ($bn)	Deal Size[1] (Local Curency bn)	Premium[2] Undisturbed	Premium[2] 52-Week High	Acquirer Cost of Financing[3]	Cash / Stock Mix	Reported EV / LTM EBITDA[4]
Jun-2015	BAT	TDR	$ 0.6	€ 0.6	NA	NA	1.0 %	100% Cash	12.5 x
Mar-2015	BAT	Souza Cruz	9.7	BRZ 39,932	15 %	9 %	3.0 %	100% Cash	15.1
Jul-2014	Reynolds American	Lorillard	27.6	$ 28	40 %	29 %	4.4 %	74% Cash / 26% Stock	12.8
May-2012	JTI	Gryson	0.6	€ 0.5	NA	NA	1.5 %	100% Cash	12.3
May-2011	BAT	Protabaco	0.5	$ 0.5	NA	NA	NA	100% Cash	11.3
Jun-2009	BAT	PT Bentoel Internasional	0.7	IDR 7,455	20 %	12 %	6.0 %	100% Cash	14.0
Sep-2008	Altria	UST	11.7	$ 12	29 %	16 %	9.3 %	100% Cash	12.0
Feb-2008	BAT	Skadinavisk Tobakskompagni	4.0	DKK 20,311	NA	NA	6.0 %	56% Cash / 44% Stock	11.2
Feb-2008	BAT	Tekel	1.7	$ 2	NA	NA	6.0 %	100% Cash	11.4
Oct-2007	Altria	John Middleton	2.9	$ 3	NA	NA	NA	100% Cash	15.9
Jul-2007	Imperial Tobacco	Altadis	22.4	€ 16	29 %	19 %	7.5 %	100% Cash	14.2
Feb-2007	Imperial Tobacco	Commonwealth Brands	1.9	$ 2	NA	NA	6.5 %	100% Cash	10.9
Dec-2006	Japan Tobacco	Gallaher	18.5	£ 9	22 %	16 %	4.0 %	100% Cash	12.2
Apr-2006	Reynolds American	Conwood	3.5	$ 4	NA	NA	7.2 %	100% Cash	13.6
Proposed Transaction			**$ 92.0**		**20 %**	**4 %**	**6.0 %**	**43% Cash / 57 % Stock**	**15.7 x [4]**
		High[5]	**$ 22.4**		**29 %**	**19 %**	**9 %**		**15.1 x**
		Low[5]	**0.5**		**15**	**9**	**1**		**10.9**
		Median[5]	**2.9**		**22**	**16**	**6**		**13.0**
		Mean[5]	**6.1**		**23**	**14**	**5**		**15.9**

Source: Press releases, company filings, Cap IQ
Note: Multiples for the Altria / John Middleton and Reynolds American / Conwood are based off EBIT.
[1] Values sourced from CapIQ.
[2] Undisturbed dates and premiums sourced from Factset.
[3] Represents estimated cost of debt to finance the transaction, sourced from mix of Company filings, press releases and Bloomberg.
[4] Pro forma for LO run rate cost synergies.
[5] Does not include Reynolds American acquisition of Lorillard and EV multiples for Altria / John Middleton and Reynolds American / Conwood because they are based off EBIT.

Other Supplemental Materials 55

CONFIDENTIAL

Goldman Sachs

Common Stock Comparison

US and International Tobacco Peers

($ in millions)

INVESTMENT BANKING DIVISION

Company	Closing Price 20-Oct-2016	% of 52 Week High	Adjusted Equity Market Cap (1)	Adjusted Enterprise Value (1)	Enterprise Value Multiples (2) EBITDA 2016	2017	2018	Calendarized P/E Multiples (2) 2016	2017	2018	5-Year EPS CAGR (2)	2017 PE/5-Year EPS CAGR	Dividend Yield
Royals IBES Estimates	$ 47.17	87 %	$ 67,486	$ 78,706	13.2 x	12.3 x	11.6 x	20.5 x	18.5 x	17.1 x	11.4 %	1.6 %	3.9 %
Royals Management Projections	$ 47.17	87	67,486	78,706	13.1	12.5	11.4	20.4	18.6	16.9	11.4	1.6	3.9
Braves (3)	£ 48.03	94 %	$ 68,385	$ 90,962	12.8 x	11.4 x	10.8 x	19.5 x	17.3 x	16.0 x	12.0 %	1.4 %	3.2 %
Selelcted Comparable Companies													
Philip Morris (4)	$ 95.57	92 %	$ 150,004	$ 177,032	15.1 x	13.8 x	12.7 x	21.0 x	19.3 x	17.4 x	7.7 %	2.5 %	4.4 %
Altria (5)	61.85	88	92,985	102,148	10.9	10.3	9.9	20.4	18.4	17.0	8.4	2.2	3.9
Japan Tobacco (6)	¥ 3,931.00	81	72,969	78,193	11.1	11.0	10.6	16.9	16.7	15.2	(0.7)	NM	3.3
Imperial Brands	£ 38.62	93	44,885	62,195	13.3	12.2	11.8	15.2	13.6	12.9	10.9	1.2	3.8
ITC Limited (7)	INR 239.35	90	43,390	41,406	17.4	15.7	14.0	27.2	24.1	21.7	18.5	1.3	3.6
	Mean	89 %	$ 80,847	$ 92,195	13.6 x	12.6 x	11.8 x	20.1 x	18.4 x	16.8 x	9.0 %	1.8 %	3.8 %
	Median	90	72,969	78,193	13.3	12.2	11.8	20.4	18.4	17.0	8.4	1.7	3.8

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Sources: LTM numbers are based on latest publicly available financial statements. Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research. All research estimates have been calendarized to December year end.
(3) EV adjusted for for equity investments of 42% in Royals and 30% in ITC Ltd.
(4) Pro Forma adjusted for equity investments of 20% in Megapolis Distribution BV and 49% in EITA
(5) Enterprise Value adjusted for 10.2% ownership in ABI+SAB and $3.0bn post-tax cash dollars received from the acquisition after additional share repurchases.
(6) Adjusted for market value of investments in associates and minorities.
(7) Adjusted for 45.8% stake in Gujarat Hotels and 49.0% stake in International Travel House.

Other Supplemental Materials

56